Exhibit 10.52
FOURTH AMENDMENT TO
AMENDED AND RESTATED SECURED PROMISSORY NOTE
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Amendment”) is dated as of August 1, 2022, and entered into by (A)(i) Origin Materials Operating, Inc. (formerly known as Micromidas, Inc.), a company organized and existing under the laws of the state of Delaware (“Origin”), whose principal office is at 930 Riverside Parkway, Suite 10, West Sacramento, CA 95605, United States of America, (ii) Origin Materials Canada Holding Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Holding”), whose principal office is at 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, Canada E2L 2A9 and (iii) Origin Materials Canada Pioneer Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Pioneer”), whose principal office is at 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, Canada E2L 2A9 (individually and collectively, “Maker”) and (B) Danone Asia Pte Ltd, a limited liability company organized and existing under the laws of Singapore, whose registered office is at 60 Anson road, Mapletree Anson #09-03/04, Singapore 079914 (together with its successors and assigns, “Holder”).
RECITALS
WHEREAS, Maker and Holder entered into that certain Amended and Restated Secured Promissory Note, dated as of May 17, 2019, as amended by that certain First Amendment to Amended and Restated Secured Promissory Note, dated as of November 8, 2019, as further amended by that certain Second Amendment to the Amended and Restated Secured Promissory Note, dated as of May 21, 2020 and the Third Amendment to the Amended and Restated Secured Promissory Note, dated as of January 22, 2021 (collectively, the “Note”) evidencing certain Advances made by Holder to Maker in aggregate principal amount of $5,189,169.32 and setting forth the security and terms of repayment therefor;
WHEREAS, Maker and Holder wish to amend certain provisions of the Note, as more specifically set forth herein;
NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:
ARTICLE 1
DEFINED TERMS
ARTICLE 1Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meanings ascribed thereto in the Note.
ARTICLE 2
AMENDMENTS TO NOTE
2.1General Rule. Subject to the terms and conditions herein contained, the Note is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Note.

2.2Amendments.
(a)    Section 4(a) of the Note is hereby deleted in its entirety and replaced with the following:
“(a) All payments shall be made to Holder in US Dollars in immediately available funds in full and without any deduction, withholding or set off of any kind, except that Holder may at its discretion freely offset any amount due and payable by Maker to Holder under this Note against any amount due and payable by Holder to Maker under the amended and restated offtake supply agreement dated May 17, 2019 between Holder and Maker. Maker agrees that the records maintained by Holder as to the date on which any Advance is made and the date and amount of each repayment of principal of any Advance received by Holder, shall be conclusive absent manifest error.”
(b)    Schedule 1 of the Note is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties. To induce Holder to enter into this agreement, Maker hereby represents and warrants to Holder that the representations and warranties of Maker which are contained in Section 9 of the Note, as amended hereby, are true and correct on the date hereof as if made on the date hereof or, to the extent any representation or warranty is made or deemed made as of a specific date, as of such date.
ARTICLE 4
CONDITIONS PRECEDENT
4.1    Conditions Precedent. This agreement shall not become effective unless and until the date when the following conditions are met or waived (the “Amendment Effective Date”):
(i)the parties hereto shall have executed and delivered this agreement;
(ii)Maker shall have delivered to Holder any other documentation or certificates Holder may reasonably request.
ARTICLE 5
MISCELLANEOUS
5.1Future References to the Note. On and after the date of this agreement, each reference in the Note to “this Note”, “hereunder”, “hereof’, or words of like import referring to the Note, and each reference in any related document to the “Note”, “thereunder”, “thereof’, or words of like import referring to the Note, shall mean and be a reference to the Note as amended hereby. The Note, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
5.2Governing Law; Severability. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. The invalidity, illegality or unenforceability of any provision of this Amendment shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.
5.3Inurement. This agreement shall inure to the benefit of and shall be binding upon Maker and Holder and their respective successors and permitted assigns.
5.4Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Note, the relevant provision of this agreement shall prevail and be paramount.
5.5Further Assurances. Maker shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as Holder may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.
5.6Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

MAKER:

Origin Materials Operating, Inc. (f/k/a Micromidas, Inc.)

By:
Name: Rich Riley
Its: Chairman

Origin Materials Canada Holding Limited

By:
Name: Rich Riley
Its: President

HOLDER:

Danone Asia Pte Ltd

By:
Name:
Its:
Origin – Danone - Fourth Amendment to Amended and Restated Secured Promissory Note

Schedule I
Payment Schedule

Date	Amount of Principle Payment (USD)	Amount of Interest Payment (USD)	Total Payment (USD)
September 1, 2024	$1,729,723.11	$961,077.67	$2,690,800.78
September 1, 2025	$1,729,723.11	$121,080.62	$1,850,803.73
September 1, 2026	$1,729,723.10	$60,540.31	$1,790,263.41